Exhibit 99.1

Media Contacts:

For Media:

Jerry Grasso

404-748-7208

grassoj@corp.earthlink.net

For Investors:

Mike Gallentine

404-748-7153

gallentineml@corp.earthlink.net

EARTHLINK ANNOUNCES AGREEMENT FOR SK TELECOM

TO INVEST UP TO $270 MILLION IN HELIO

ATLANTA, November 7, 2007— EarthLink, Inc. (NASDAQ: ELNK) today announced that it has entered into an agreement under which SK Telecom (NYSE: SKM) may invest up to $270 million in equity contributions to Helio (http://www.helio.com), the joint venture for wireless voice and data services that the two companies formed in 2005.

“This new agreement enables EarthLink to retain a substantial ownership position in Helio without investing any more cash into the joint venture, and these changes should result in our prior investment having real future value as the joint venture continues to grow,” said Rolla P. Huff, EarthLink President and CEO. “Helio is a fast growing wireless social networking business and the investment from SK Telecom will enable the company to continue executing on its mission to deliver innovative products and services to the wireless Internet marketplace.”

Initially, subject to regulatory approvals, SK Telecom will make a $70 million equity contribution to Helio, with additional funding to follow thereafter. Additionally, with this new agreement, EarthLink and SK Telecom cancelled the $30 million notes each company purchased in the joint venture in July 2007 and Helio issued each company a new $30 million convertible note, which can be converted to equity at the same valuation as SK Telecom’s initial $70 million investment.

While EarthLink is not investing more in the joint venture at this time, the company retains the right to make additional investments in Helio. If SK Telecom invests the full $270 million on the same terms as the initial $70 million, and assuming no other outside investments are made into Helio, EarthLink’s ownership position will decrease to approximately 22%.

Helio’s governance agreements have been amended to reflect the different level of capital contributions. With this additional investment, SK Telecom will take operating control of the joint venture and EarthLink will lose one seat on Helio’s board of directors.

About EarthLink

“EarthLink. We revolve around you™.” As the nation’s next generation Internet service provider, Atlanta-based EarthLink has earned an award-winning reputation for outstanding customer service and its suite of online products and services.  EarthLink offers what every user should expect from their Internet experience: high-quality connectivity, minimal online intrusions and customizable features. Whether it’s dial-up, high-speed, voice, web hosting, wireless or “EarthLink Extras” like home networking or security, EarthLink connects people to the power and possibilities of the Internet. Learn more about EarthLink by calling (800) EARTHLINK or visiting EarthLink’s Web site at www.EarthLink.net.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described, including the risk that we may not realize the benefits we are seeking from our investment in the Helio joint venture as a result of lower than expected revenues, profits or subscriber levels or larger funding requirements or otherwise. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. We disclaim any obligation to update any forward-looking statements contained herein, except as may be required pursuant to applicable law. With respect to forward-looking statements in this press release, the company seeks the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2006, as amended.

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